                                                                     EXHIBIT 4.3

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OR, IN THE OPINION OF COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933 AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION FROM REGISTRATION. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.


                        CONCENTRIC NETWORK CORPORATION
                        ------------------------------

                               OPTION AGREEMENT
                               ----------------

     THIS OPTION AGREEMENT is entered into effective as of November 17, 1995, between CONCENTRIC NETWORK CORPORATION, a Florida corporation (the "Company"), and Tony Zeis (the "Optionee").
    ---------

     WHEREAS, the Company and CRITICAL TECHNOLOGIES INCORPORATED ("CTI") are parties to an Employee Services and Staffing Agreement (the "Employee Agreement") pursuant to which, among other things, CTI has leased certain employees to the Company and the Company has agreed to issue options to purchase an aggregate of 900,000 shares of Common Stock of the Company ("Option Shares") to certain employees of CTI which, pursuant to the Employee Agreement, will be leased to the Company; and

     WHEREAS, the Optionee is one of the persons selected by CTI to receive an option pursuant to the Employee Agreement;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto do hereby agree as follows;

1.   Grant of Option. The Company hereby grants to the Optionee the right and
     ----------------
option (the "Option") to purchase all or any part of the number of Option Shares set forth below, at a purchase price of $0.25 per share and on the other terms and conditions herein set forth.

                     TOTAL NUMBER OF OPTION SHARES: 80,000
                                                    ------

2.   Dates When Option Exercisable.
     -----------------------------

     (a) Except as otherwise provided in paragraph 8, Options for each of the Option Shares will vest and become exercisable ratably over twelve (12) months, beginning on November 1, 1995, with Options for one-twelfth (1/12) of the shares subject to Option (rounded to the nearest whole share) becoming exercisable at the end of each such month.

     (b) Except as otherwise provided herein, the Option shall expire, to the extent it has not already been exercised, at the close of business on November 1, 2005 (the 10th anniversary of the Employee Agreement) (the "Expiration Date").

     (c) In the event of termination of Optionee's employment with CTI prior to or on October 31, 1999, or in the event that Optionee is not transferred to the Company prior to or on October 31, 1999, Optionee may, but only within three months from the date of such event, exercise the Option to the extent otherwise so entitled on the date of such event. To the extent that the Optionee was not entitled to exercise the Option on the date of such termination, or if the Optionee does not exercise the Option within the time specified herein, the Option shall terminate.

     (d) Notwithstanding paragraphs 2(b) and 2(c), in the event, of (i) the death of the Optionee, or (ii) termination of the Optionee's employment by reason of his or her disability or incapacity, then the Option may be exercised (but only to the extent it was exercisable by the Optionee on the date of his or her death or termination), by the Optionee, or the Optionee's personal representative, conservator (if any) or guardian (if any), as the case may be, for a period of 12 months after the date of the Optionee's death or termination (but not later than the Expiration Date). To the extent that the Optionee was not entitled to exercise the Option on the date of death or termination, or if the Optionee, or his or her personal representative, conservator (if any) or guardian (if any), does not exercise the Option within the time specified herein, the Option shall terminate.

3.   Method of Exercising Option.  The Optionee (or representative as provided
     ----------------------------
above) may exercise the Option hereby granted on one or more occasions at his or her discretion, on each occasion for all or any part of the Option Shares for which the Option is then exercisable, by each time delivering to the main business office of the Company, addressed to the attention of its Chief Executive Officer or Secretary, (i) a written notice stating his or her election to exercise the Option and the number of Option Shares to be purchased, together with (ii) cash, personal check, cashier's check or money order in full payment of the purchase price of the Option Shares to be purchased, plus the amount of any Federal and state withholding taxes payable by the Company as a result of such exercise. The Option shall be deemed to be exercised only upon receipt of such notice and payment by the Chief Executive Officer or Secretary. The Company will advise the Optionee, upon the Optionee's reasonable prior request, of the required amount of such taxes.

4.   Non-Transferability of Option.  The Option may be exercised only by the
     -----------------------------
Optionee or as otherwise provided above or in the Employee Agreement. The rights granted by this Option may not be assigned, transferred, pledged or hypothecated in any way, except by will or the laws of descent and distribution. Such rights shall not be subject to execution, attachment or similar process.
In the event of the bankruptcy of the Optionee, or in the event of any prohibited assignment, transfer, pledge, hypothecation or other disposition of the Option, or the levy of any execution, attachment or similar process upon the Option, the Option shall automatically expire and shall be null and void. Notwithstanding the foregoing, however, with prior notice to the Company the rights granted by this Option may be transferred between the Optionee in his or her personal capacity and the Optionee as trustee of a trust (A) of which the Optionee is both sole trustee and sole beneficiary during his or her lifetime, and (B) all of which is treated under subpart E of Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended, as owned by the Optionee.

5.   No Rights of Optionee as Shareholder.  The Optionee shall have no rights
     ------------------------------------
respecting this Option or the Option Shares except as expressly set forth herein or in the Employee Agreement; and the Optionee shall have no rights as a shareholder with respect to any Option Shares until this Option has been duly exercised as to such Option Shares in accordance with the terms hereof. The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its common stock or its capital or business structure, or to merge or to consolidate, or to dissolve or liquidate, or to sell or transfer any or all of its business or assets.

6.   Restrictions on Exercise.  This Options may not be exercised if the
     ------------------------
issuance of the Option Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or regulation. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

7.   Securities Laws.  Neither this Option nor any of the Option Shares have
     ---------------
been registered under the Securities Act, or the securities laws of any state. By acceptance hereof, the Optionee acknowledges such fact and agrees that, unless the Option Shares are so registered prior to exercise hereof, this Option and any Option Shares will be held for investment and not with a view to distribution or resale, and may not be made subject to a security interest, pledged, hypothecated, or otherwise transferred without either an effective registration statement under such Act and compliance with applicable state securities laws, which may not be possible, or an opinion of legal counsel satisfactory to the attorneys for the Company that such registration is not required under such Act and that applicable state securities laws will not be violated by such action; and the Optionee further agrees that the certificates for such Option Shares shall bear a legend substantially to such effect.

8.   Adjustments Upon Changes in Capitalization or Merger.
     ----------------------------------------------------

     (a)  Changes in Capitalization.  The number of Option Shares covered by the
          -------------------------
Option, as well as the price per share of Option Shares, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the board of directors of the Company, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of the Option Shares.

     (b)  Dissolution or Liquidation.  In the event of the proposed dissolution
          --------------------------
or liquidation of the Company, Optionee shall have the right to exercise the Option until fifteen (15) days prior to such transaction as to all of the Option Shares. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

     (c)  Merger.  Notwithstanding anything to the contrary contained herein,
          ------
the Option shall immediately become exercisable in full upon the effective date of any merger or consolidation of the Company with or into any other entity, at which time the Option shall automatically become an Option on exercise to purchase, with respect to each Option Share purchasable hereunder (whether vested or not) immediately before the consolidation or merger becomes effective, the securities or other consideration to which a holder of one share of Common Stock is entitled in the consolidation or merger without any change in or payment in addition to the Exercise Price in effect immediately prior to the merger or consolidation. The Company shall take any necessary steps in connection with a consolidation or merger to assure that the provisions of this Option shall thereafter be applicable, as nearly as reasonably may be, to any securities or other consideration so deliverable on exercise of this Option. The Company shall not consolidate or merge unless, prior to consummation, the successor entity (if other than the Company) assumes the obligations of this paragraph by written instrument executed and mailed to the Optionee at the address of the Optionee on the books of the Company; provided, that if the surviving entity does not assume this Option, such surviving entity shall pay Optionee, in cash or in the form of stock of the surviving entity, an amount equal to the amount which the total vested shares held by Optionee represents in relation to the total purchase price paid for the Company in connection with the aquisition of, or merger with, the Company.

9.   Limitations on Sale or Distribution of Securities. If requested in writing
     -------------------------------------------------
by the Company or the managing underwriter, if any, of the Company's initial public offering, the Optionee agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Option or Option Shares, (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed 180 days (and the Company hereby also so agrees (except that the Company may effect any sale or distribution of any such securities pursuant to a registration on Form S-4 (if reasonably acceptable to managing underwriter) or Form S-8, or any successor or similar form that is then in effect) and agrees to use its best efforts to cause each holder of any equity security or of any security convertible into or exchangeable or exercisable for any equity security of the Company purchased from the Company at any time other than in a public offering so to agree).

10.  Tax Consequences.  The Option is a nonstatutory stock option.  Optionee
     ----------------
understands that he or she may incur federal and state income tax liability upon the exercise of the Option and upon the subsequent disposition of the Option Shares. Optionee represents that he or she has consulted with a tax advisor in connection with the purchase or disposition of the Option Shares and that he or she is not relying on the Company for tax advice. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF OPTION SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY OR CTI (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING THE OPTION SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY OR CTI, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S OR CTI'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

11.  General; Governing Law.  The Company shall at all times during the term of
     ----------------------
the Option reserve and keep available a number of shares of Common Stock equal to the number of Option Shares, and shall pay all original issue and transfer taxes with respect to the issue of Option Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company incurred in connection therewith. This Option Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

     IN WITNESS WHEREOF, the Company and the Optionee have executed this Option Agreement this 16th day of December, 1996, effective as of November 17, 1995.

                                     Company:

                                     CONCENTRIC NETWORK CORPORATION


                                     By:  ______________________________
                                           Michael F. Anthofer
                                           Senior Vice President and Chief
                                           Financial Officer


                                     Optionee:



                                           _____________________________
                                           Signature



                                           _____________________________
                                           Print Name

                  CRITICAL TECHNOLOGIES, INC. EMPLOYEE OPTION

                                   EXHIBIT A
                                   ---------

                            OPTION EXERCISE NOTICE

Concentric Network Corporation
10590 North Tantau Avenue
Cupertino, California 95014


Attention:  Corporate Secretary

     1.   Exercise of Option.  Effective as of today, __________, 19__, the
          ------------------
undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase _____________ shares of the Class A Common Stock (the "Shares") of Concentric Network Corporation (the "Company") under and pursuant to the Stock Option Agreement dated _________, 19__ (the "Option Agreement").

     2.   Delivery of Payment.  Purchaser herewith delivers to the Company the
          -------------------
full purchase price of the Shares, as set forth in the Option Agreement.

     3.   Representations of Optionee.  Optionee acknowledges that Optionee has
          ---------------------------
received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

     4.   Rights as Shareholders.  Until the issuance of the Shares (as
          ----------------------
evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance.

     5.  Company's Right of First Refusal.  Before any Shares held by Optionee
         --------------------------------
or any transferee (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the "Right of First Refusal").

          (a)  Notice of Proposed Transfer.  The Holder of the Shares shall
               ---------------------------
deliver to the Company a written notice (the "Notice") stating: (i) the Holder's bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee ("Proposed Transferee"); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the "Offered Price"), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

          (b)  Exercise of Right of First Refusal.  At any time within thirty
               ----------------------------------
(30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

          (c)  Purchase Price.  The purchase price ("Purchase Price") for the
               --------------
Share purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

          (d)  Payment.  Payment of the Purchase Price shall be made, at the
               -------
option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

          (e)  Holder's Right to Transfer.  If all of the Shares proposed in
               ---------------------------
the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

          (f)  Exception for Certain Family Transfers.  Anything to the
               --------------------------------------
contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during the Optionee's lifetime or on the Optionee's death by will or intestacy to the Optionee's immediate family or a trust for the benefit of the Optionee's immediate family shall be exempt from the provisions of this Section. "Immediate Family" as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

          (g)  Termination of Right of First Refusal.  The Right of First
               -------------------------------------
Refusal shall terminate as to any Shares upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     6.   Tax Consultation. Optionee understands that Optionee may suffer
          ----------------
adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

     7.   Restrictive Legends and Stop-Transfer Orders.
          --------------------------------------------

          (a)  Legends. Optionee understands and agrees that the Company shall
               -------
cause the legends set forth or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

          THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933 AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION FROM REGISTRATION. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR, THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

          (b)  Stop-Transfer Notices. Optionee agrees that, in order to ensure
               ---------------------
compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

          (c)  Refusal to Transfer.  The Company shall not be required (i) to
               -------------------
transfer on
its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

     8.   Successors and Assigns.  The Company may assign any of its rights
          ----------------------
under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

     9.   Interpretation.  Any dispute regarding the interpretation of this
          --------------
Agreement shall be submitted by Optionee or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

     10.  Governing Law; Severability.  This Agreement is governed by the
          ---------------------------
internal substantive laws but not the choice of law rules, of the State of California.

     11.  Entire Agreement.  The Option Agreement is incorporated herein by
          ----------------
reference. This Agreement, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee.

Submitted by:                          Accepted by:

OPTIONEE:                              CONCENTRIC NETWORK CORPORATION


_____________________________          ___________________________________
Signature                              By

_____________________________          ___________________________________
Print Name                             Print Name

                                       ___________________________________
                                       Its

Address: ____________________          Address ___________________________


_____________________________          ___________________________________

                                       Date:______________________________

                                   EXHIBIT B
                                   ---------

                      INVESTMENT REPRESENTATION STATEMENT


OPTIONEE:      ____________________________________________

COMPANY:       CONCENTRIC NETWORK CORPORATION


SECURITY:      CLASS A COMMON STOCK

AMOUNT:        ____________________________________________

DATE:          ____________________________________________


In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

1. This is a statement of my intention to purchase shares of Class A Common Stock (the "Securities") of Concentric Network Corporation, knowing that said Securities are not registered for offer or sale under the Missouri Uniform Securities Act (Chapter 409, RSMo (1986))(the "Act").

2. Pursuant to clause (B), paragraph (10), subsection 409.402(b), of the Act, I hereby represent that I am purchasing said Securities solely for investment and do not intend to divide my participation with others or to resell or otherwise dispose of all or any part of said Securities in Missouri. In making the foregoing representations I understand that the statutory exemption of paragraph (10), subsection 409.402(b), of the Act, would not be available if, notwithstanding my said representation, I have in mind merely acquiring said Securities for resale or other disposition upon the occurrence or nonoccurrence of some predetermined event.

3. I acknowledge that Concentric Network Corporation is relying on the statutory exemption of paragraph (10), subsection 409.402(b), of the Act, basing such reliance in part on my said representations.

4. Further, I acknowledge that, unless said Securities are registered under the Act, I may not resell, hypothecate, transfer or assign or make other disposition of said Securities in the state of Missouri, except in transactions exempted from the registration requirements of the Act.

5. I have received and examined financial statements of Concentric Network Corporation for the _________________ (period or periods) and other data that I consider sufficient to enable me to form a decision concerning my purchase.

6. I am aware of the Company's business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am acquiring these Securities for investment for my own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

7. I acknowledge and understand that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. I further understand that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. I further acknowledge and understand that the Company is under no obligation to register the Securities. I understand that the certificate evidencing the Securities will be imprinted with a legend that prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, and any other legend required under applicable state securities laws.

8. I am familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to me, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three-month period not exceeding the limitations specified in Rule 144(e), and
(4) the timely filing of a Form 144, if applicable.

9. In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than two years after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than three years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

10. I further understand that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. I understand that no assurances can be given that any such other registration exemption will be available in such event.

11. I understand that the certificate evidencing the Securities will be imprinted with a legend that restricts the transfer or resale except as permitted under the Securities Act and applicable state securities laws. I am aware that I will be required to bear the financial risks of this investment for an indefinite period of time.

                                  Signature of Optionee:


                                  ______________________________________
                                  Print Name

                                  Date:_______________________, 19______